UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): October 10, 2005
PRIDE INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-13289 (Commission File Number)	76-0069030 (I.R.S. Employer Identification No.)

5847 San Felipe, Suite 3300
Houston, Texas	77057
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (713) 789-1400
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
          On October 10, 2005, upon the recommendation of Pride’s Nominating and Corporate Governance Committee, the Board of Directors increased the size of the Board from seven to eight directors and appointed Francis S. Kalman to fill the newly created directorship. The Board also appointed Mr. Kalman to the Audit Committee. Mr. Kalman has been Executive Vice President and Chief Financial Officer of McDermott International, Inc. since February 2002. From March 2000 to February 2002, he was Senior Vice President and Chief Financial Officer of Vector ESP, Inc.
          Upon his election, Mr. Kalman was granted options to purchase 10,000 shares of common stock at an exercise price of $27.16, the closing trading price of Pride’s common stock on October 10, 2005. Mr. Kalman will be compensated for his service on the Board and the Audit Committee under Pride’s standard arrangement described in its proxy statement for the 2005 annual meeting of stockholders.
          There are no arrangements or understandings between Mr. Kalman and any other person pursuant to which he was selected as a director. Pride is not aware of any transaction in which Mr. Kalman has an interest requiring disclosure under Item 404(a) of Regulation S-K.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIDE INTERNATIONAL, INC.
By:	/s/ W. Gregory Looser
W. Gregory Looser
Senior Vice President, General Counsel and Secretary

Date: October 14, 2005

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